Exhibit 99

National Fuel Gas Company                        Financial News

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate August 8, 2013	Timothy Silverstein Investor Relations 716-857-6987

David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS THIRD QUARTER EARNINGS

WILLIAMSVILLE, NY:  National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the third quarter of fiscal 2013 and for the nine months ended June  30, 2013.

HIGHLIGHTS

●    Earnings for the third quarter of fiscal 2013 of $58.5 million, or $0.69 per share, increased $15.3 million, or $0.17 per share, compared to $43.2 million, or $0.52 per share, for the prior year’s third quarter.  The increase is due to higher earnings across all segments.

●    Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) for the third quarter of fiscal 2013 were $215.1 million compared to $164.5 million for the prior year’s third quarter, an increase of 31%.

●    Seneca Resources Corporation’s (“Seneca”) third quarter production of natural gas and crude oil was 34.1 billion cubic feet equivalent (“Bcfe”), an increase of 11.9 Bcfe or approximately 54%.

●    The Company is updating and narrowing its GAAP earnings guidance range for fiscal 2013 to a range of $3.00 to $3.10 per share.  The previous earnings guidance had been a range of $2.95 to $3.10 per share.  This revised guidance assumes flat NYMEX equivalent pricing of $3.50 per Million British Thermal Units (“MMBtu”) for natural gas (Henry Hub) and $100 per barrel (“Bbl”) for crude oil (West Texas Intermediate) for unhedged production for the remainder of the fiscal year.  Production for the entire 2013 fiscal year is projected to be between 118 and 124 Bcfe.  The previous guidance for projected production was between 110 and 118 Bcfe.

●    The Company’s preliminary GAAP earnings guidance for fiscal 2014 is in the range of $3.05 to $3.30 per share.  The 2014 preliminary guidance includes oil and gas production for the Exploration and Production segment in the range of 134 to 146 Bcfe and is based on an assumed flat NYMEX price of $4.00 per MMBtu for natural gas and $90 per Bbl for oil.

●    A conference call is scheduled for Friday, August 9, 2013, at 11 a.m. Eastern Standard Time.

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MANAGEMENT COMMENTS

Ronald J. Tanski, President and Chief Executive Officer of National Fuel Gas Company, stated:  “The third quarter was another strong quarter for National Fuel.  All of our business segments delivered impressive operating results, which translated into a 35 percent increase in consolidated quarterly earnings.

“The connection of new multi-well pads to our midstream production pipelines, and robust production from Seneca’s Pennsylvania wells in Tioga and Lycoming counties helped deliver a 54 percent increase in production over last year’s third quarter.  Our program to evaluate the Marcellus Shale formation across our substantial legacy acreage position also made great strides during the quarter.  Seneca achieved very promising initial results from four new delineation wells across Elk County, Pa.  While the success of these wells is certainly important for the ongoing growth of our upstream exploration and production business, continued development of this Western Development Area acreage will also create additional expansion opportunities for our midstream pipeline businesses.

“As we look forward to fiscal 2014, we are in a great position to achieve continued success.  With our solid financial position and considerable growth opportunities, we will remain focused on developing Seneca’s oil and natural gas reserves and building out our pipeline infrastructure to get those reserves to market.  We believe that these assets will produce long-term value for our shareholders.”

SUMMARY OF RESULTS

National Fuel had consolidated earnings for the quarter ended June 30, 2013, of $58.5 million, or $0.69 per share, compared to the prior year’s third quarter of $43.2 million, or $0.52 per share, an increase of $15.3 million or $0.17 per share. The increase is due to higher earnings in all segments and the All Other category.  (Note:  All references to earnings per share are to diluted earnings per share, all amounts are stated in U.S. dollars and all amounts used in the discussion of earnings are after tax unless otherwise noted.)

Consolidated earnings for the nine months ended June 30, 2013, of $212.2 million, or $2.52 per share, increased $40.9 million, or $0.47 per share, from the same period in the prior year where earnings were $171.3 million or $2.05 per share.

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OPERATING RESULTS

	Three Months		Nine Months
	Ended June 30,		Ended June 30,
	2013	2012	2013	2012
(in thousands except per share amounts)
Reported GAAP earnings	$58,495	$43,184	$212,159	$171,275
Items impacting comparability[1]:
Pennsylvania impact fee				4,034

Operating Results	$58,495	$43,184	$212,159	$175,309

Reported GAAP earnings per share	$0.69	$0.52	$2.52	$2.05
Items impacting comparability[1]:
Pennsylvania impact fee				0.05

Operating Results	$0.69	$0.52	$2.52	$2.10

1See discussion of these individual items below.

As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s financial results when comparing the nine months ended June 30, 2013, to the comparable periods in fiscal 2012.  Excluding one item in the prior fiscal year, Operating Results for the nine months ended June 30, 2013, of $175.3 million, or $2.10 per share, increased $36.9 million, or $0.42 per share, compared to the same period in the prior year.  Items impacting comparability will be discussed in more detail within the discussion of segment earnings below.

DISCUSSION OF RESULTS BY SEGMENT

The following discussion of the earnings of each segment is summarized in a tabular form at pages 9 through 12 of this report.  It may be helpful to refer to those tables while reviewing this discussion.

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”).  Seneca explores for, develops and produces natural gas and oil reserves in Appalachia and California.

The Exploration and Production segment’s earnings in the third quarter of fiscal 2013 of $31.7 million, or $0.38 per share, increased $9.8 million, or $0.12 per share, when compared with the prior year’s third quarter.

Overall production of natural gas and crude oil for the current quarter of 34.1 Bcfe increased approximately 11.9 Bcfe, or 54.0 percent, compared to the prior year’s third quarter.  Production from Seneca’s Appalachia properties increased approximately 12.2

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Bcfe largely because of Seneca’s strong well results in Lycoming County.  California production of 5.0 Bcfe decreased 5.8 percent compared to the prior year’s third quarter primarily due to a temporary gas transportation issue and natural field decline.

Changes in commodity prices realized after hedging also impacted earnings.  The weighted average natural gas price received by Seneca (after hedging) for the quarter ended June 30, 2013, was $4.16 per thousand cubic feet (“Mcf”), an increase of $0.09 per Mcf compared to the prior year’s third quarter.  Higher crude oil prices realized after hedging increased earnings.  The weighted average oil price received by Seneca (after hedging) for the quarter ended June 30, 2013, was $97.90 per Bbl, an increase of $8.20 per Bbl.

Depletion expense for the current year’s third quarter increased over last year’s third quarter due to the higher production activity discussed above.  On a per unit basis, depletion decreased $0.40 per thousand cubic feet equivalent (“Mcfe”) due to higher natural gas reserve balances at June 30, 2013, compared to the prior year. Lease operating and transportation expenses (“LOE”) increased due to higher production costs in Appalachia and well repair and workover costs and steam fuel costs in California.  On a per unit basis, LOE increased $0.08 per Mcfe.  General and administrative expenses (“G&A”) increased over the prior year’s third quarter due to higher labor expenses; however, on a per unit basis G&A decreased $0.13 per Mcfe. Earnings were also impacted by higher interest expense due to a higher outstanding debt balance and higher state income taxes due to increased production in Pennsylvania.

The Exploration and Production segment’s earnings of $86.1 million, or $1.02 per share, for the nine months ended June 30, 2013, increased $11.7 million, or $0.13 per share, when compared with the nine months ended June 30, 2012.

In February 2012, the Commonwealth of Pennsylvania passed legislation that included a “natural gas impact fee.”  The fee was retroactive and applied to wells drilled before and after the legislation was passed.  The impact fee recorded in the second quarter of fiscal 2012 that related to prior fiscal years was $6.2 million (pre-tax).  Excluding this amount from the prior year’s results, Operating Results for the nine months ended June 30, 2013, of $86.1 million, or $1.02 per share, compared to Operating Results of $78.5 million, or $0.94 per share for the prior year’s nine-month period.

Overall production for the nine months ended June 30, 2013, increased approximately 48.7 percent to 87.4 Bcfe.  Production from Seneca’s Appalachia properties increased approximately 29.3 Bcfe.  California production of 14.8 Bcfe decreased slightly compared with the prior year’s nine-month period for the reasons noted above.

Changes in commodity prices realized after hedging also impacted earnings.  The weighted average natural gas price received by Seneca (after hedging) for the nine months ended June 30, 2013, was $4.13 per Mcf, a decrease of $0.44 per Mcf compared to the prior year’s nine-month period.  Higher crude oil prices realized after hedging increased earnings.  The weighted average oil price received by Seneca (after hedging) for the nine months ended June 30, 2013, was $97.88 per Bbl, an increase of $6.38 per Bbl.

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Depletion, LOE and G&A for the nine months ended June 30, 2013, increased compared to the prior year’s nine-month period due to the higher production activity discussed above.  On a per unit basis, depletion, LOE and G&A decreased $0.28 per Mcfe, $0.02 per Mcfe and $0.16 per Mcfe, respectively.  Earnings were also impacted by higher interest expense due to a higher outstanding debt balance and higher state income taxes as noted above for the quarter.

Pipeline and Storage Segment

The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”).  The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.

The Pipeline and Storage segment’s earnings of $14.1 million, or $0.17 per share, for the quarter ended June 30, 2013, increased $1.4 million, or $0.02 per share, when compared with the same period in the prior fiscal year.  The increase in earnings is mainly due to higher non-affiliated transportation revenues from the Northern Access and Line N 2012 Expansion projects, which were completed and placed in service in the current year’s first quarter.  Earnings also increased due to lower depreciation expense, which was largely driven by a reduction in Supply Corporation’s depreciation rates as required by its 2012 rate case settlement.  Earnings were reduced by higher operating expenses, higher income taxes and a lower allowance for funds used during construction (due to the completion of the expansion projects mentioned above).

The Pipeline and Storage segment’s earnings of $47.8 million, or $0.57 per share, for the nine months ended June 30, 2013, increased $12.4 million, or $0.15 per share, when compared with the same period in the prior fiscal year.  The increase was mostly due to higher non-affiliated transportation revenues from the Northern Access and Line N 2012 Expansion projects and lower depreciation expense as required by Supply Corporation’s 2012 rate case settlement.  Earnings were reduced by higher operating expenses, higher income taxes and lower AFUDC as noted above for the quarter.

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

The Utility segment’s earnings of $7.6 million, or $0.09 per share, for the quarter ended June 30, 2013, increased $2.5 million or $0.03 per share.   Colder weather combined with higher usage in Pennsylvania was the primary reason for the increase in earnings in the current year’s third quarter.  Temperatures in Pennsylvania were 5.3 percent colder in the current year’s third quarter than the third quarter of 2012.  In New York, the impact of weather variations on earnings is mitigated by that jurisdiction’s weather normalization clause.

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The Utility segment’s earnings of $65.0 million, or $0.77 per share, for the nine months ended June 30, 2013, increased from earnings of $52.7 million, or $0.63 per share, for the nine months ended June 30, 2012.  Colder weather in Pennsylvania was the main reason for the increase in earnings in the current nine-month period.  Temperatures in Pennsylvania were 18.1 percent colder in the nine months ended June 30, 2013, than in the prior year’s nine-month period.  Lower operating expenses (mainly attributable to a decrease in bad debt expense), lower interest expense (mainly due to a lower outstanding debt balance) and a lower effective tax rate (as a result of a settlement with taxing authorities), also contributed to higher earnings in the Utility segment.

Energy Marketing Segment

National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment.  NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

The Energy Marketing segment’s earnings for the quarter ended June 30, 2013, of $1.0 million increased by less than $0.1 million from the prior year’s third quarter earnings.  Earnings for the nine months ended June 30, 2013, of $5.7 million increased $1.1 million compared to the prior year’s nine-month period.  The increase in earnings for the nine-month period was mainly due to higher average margins largely driven by a greater benefit derived from the Energy Marketing segment’s contracts for storage capacity.

Corporate and All Other

The Corporate and All Other category includes the following active, wholly owned subsidiaries of the Company:  National Fuel Gas Midstream Corporation (“Midstream”), formed to build, own and operate natural gas processing and pipeline gathering facilities in the Appalachian region and the Northeast division of Seneca Resources Corporation that markets high quality hardwoods from Appalachian land holdings.

The Corporate and All Other category earnings of $4.1 million, for the quarter ended June 30, 2013, increased $1.5 million compared to the prior year’s third quarter.  Earnings for the nine months ended June 30, 2013, of $7.5 million increased $3.4 million compared to the prior year’s nine-month period.  The increase in earnings in both the current quarter and nine-month period is mainly due to higher earnings from Midstream’s pipeline gathering and natural gas processing operation.  Midstream’s Trout Run gathering system in Lycoming County, Pa., and its Covington gathering system in Tioga County, Pa., have provided the critical gathering infrastructure for transporting Seneca’s Marcellus Shale production to the interstate pipeline system.

EARNINGS GUIDANCE

The Company is updating and narrowing its GAAP earnings guidance range for fiscal 2013 to a range of $3.00 to $3.10 per share.  The previous earnings guidance had been a range of $2.95 to $3.10 per share.  This revised guidance assumes flat NYMEX

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equivalent pricing of $3.50 per MMBtu for natural gas (Henry Hub) and $100 per Bbl for crude oil (West Texas Intermediate) for unhedged production for the remainder of the fiscal year.  Production for the entire 2013 fiscal year is projected to be between 118 and 124 Bcfe.  The previous guidance for projected production was between 110 and 118 Bcfe.

The Company’s preliminary GAAP earnings guidance for fiscal 2014 is in the range of $3.05 to $3.30 per share.  This includes oil and gas production for the Exploration and Production segment in the range of 134 to 146 Bcfe and is based on an assumed flat NYMEX price of $4.00 per MMBtu for natural gas and $90 per Bbl for crude oil.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, August 9, 2013, at 11 a.m. (Eastern Time) to discuss this announcement.  There are two ways to access this call.  For those with Internet access, visit the investor relations page at National Fuel’s website at investor.nationalfuelgas.com.  For those without Internet access, access is also provided by dialing (toll-free) 1-866-788-0542, and using the passcode “45174998.”  For those unable to listen to the live conference call, a replay will be available at approximately 2 p.m. (Eastern Time) at the same website link and by phone at (toll-free) 1-888-286-8010 using passcode “99154741.”  Both the webcast and telephonic replay will be available until the close of business on Friday, August 16, 2013.

National Fuel is an integrated energy company with $6.3 billion in assets comprised of the following four operating segments: Exploration and Production, Pipeline and Storage, Utility, and Energy Marketing.  Additional information about National Fuel is available at: www.nationalfuelgas.com.

Analyst Contact:	Timothy J. Silverstein	(716) 857-6987
Media Contact:	Karen L. Merkel	(716) 857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production

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activities such as hydraulic fracturing; changes in the price of natural gas or oil; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities, acts of war, cyber attacks or pest infestation; changes in price differential between similar quantities of natural gas at different geographic locations, and the effect of such changes on the demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of oil or natural gas having different quality, heating value, geographic location or delivery date; significant differences between the Company’s projected and actual capital expenditures and operating expenses; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance.  The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED JUNE 30, 2013

	Exploration &	Pipeline &		Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Utility	Marketing	All Other	Consolidated*

Third quarter 2012 GAAP earnings	$21,915	$12,627	$5,096	$923	$2,623	$43,184

Drivers of operating results
Higher (lower) crude oil prices	3,780					3,780
Higher (lower) natural gas prices	1,824					1,824
Higher (lower) natural gas production	31,784					31,784
Higher (lower) crude oil production	(696)					(696)
Lower (higher) lease operating and transportation expenses	(8,761)					(8,761)
Lower (higher) depreciation / depletion	(9,602)	489			(346)	(9,459)

Higher (lower) transportation and storage revenues		3,986				3,986
Higher (lower) gathering and processing revenues					3,960	3,960
Lower (higher) operating expenses	(1,983)	(1,160)			(1,348)	(4,491)

Colder weather			423			423
Higher (lower) usage			985			985

Higher (lower) AFUDC**		(647)				(647)

(Higher) lower interest expense	(1,346)		608			(738)

Lower (higher) income tax expense / effective tax rate	(5,128)	(1,337)			(883)	(7,348)

All other / rounding	(53)	117	518	40	87	709

Third quarter 2013 GAAP earnings	$31,734	$14,075	$7,630	$963	$4,093	$58,495

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED JUNE 30, 2013

	Exploration &	Pipeline &		Energy	Corporate /
	Production	Storage	Utility	Marketing	All Other	Consolidated*

Third quarter 2012 GAAP earnings	$0.26	$0.15	$0.06	$0.01	$0.04	$0.52

Drivers of operating results
Higher (lower) crude oil prices	0.04					0.04
Higher (lower) natural gas prices	0.02					0.02
Higher (lower) natural gas production	0.38					0.38
Higher (lower) crude oil production	(0.01)					(0.01)
Lower (higher) lease operating and transportation expenses	(0.10)					(0.10)
Lower (higher) depreciation / depletion	(0.11)	0.01			-	(0.10)

Higher (lower) transportation and storage revenues		0.05				0.05
Higher (lower) gathering and processing revenues					0.05	0.05
Lower (higher) operating expenses	(0.02)	(0.01)			(0.02)	(0.05)

Colder weather			0.01			0.01
Higher (lower) usage			0.01			0.01

Higher (lower) AFUDC**		(0.01)				(0.01)

(Higher) lower interest expense	(0.02)		0.01			(0.01)

Lower (higher) income tax expense / effective tax rate	(0.06)	(0.02)			(0.01)	(0.09)

All other / rounding	-	-	-	-	(0.02)	(0.02)

Third quarter 2013 GAAP earnings	$0.38	$0.17	$0.09	$0.01	$0.04	$0.69

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
NINE MONTHS ENDED JUNE 30, 2013

	Exploration &	Pipeline &		Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Utility	Marketing	All Other	Consolidated*

Nine months ended June 30, 2012 GAAP earnings	$74,422	$35,428	$52,725	$4,662	$4,038	$171,275
Items impacting comparability:
Pennsylvania impact fee	4,034					4,034
Nine months ended June 30, 2012 operating results	78,456	35,428	52,725	4,662	4,038	175,309

Drivers of operating results
Higher (lower) crude oil prices	8,766					8,766
Higher (lower) natural gas prices	(21,308)					(21,308)
Higher (lower) natural gas production	86,084					86,084
Higher (lower) crude oil production	(3,015)					(3,015)
Lower (higher) lease operating and transportation expenses	(17,845)					(17,845)
Lower (higher) depreciation / depletion	(27,313)	2,202			(1,564)	(26,675)

Higher (lower) transportation and storage revenues		14,288				14,288
Higher (lower) gathering and processing revenues					8,505	8,505
Lower (higher) operating expenses	(6,804)	(1,048)	1,444	279	(1,718)	(7,847)
Lower (higher) property, franchise and other taxes	577					577

Colder weather			6,796			6,796
Higher (lower) usage			500			500

Higher (lower) margins				869		869

Higher (lower) AFUDC**		(508)				(508)

Lower (higher) interest expense	(5,405)		1,440			(3,965)

Lower (higher) income tax expense / effective tax rate	(5,360)	(2,313)	2,029		(1,207)	(6,851)

All other / rounding	(708)	(246)	90	(69)	(588)	(1,521)

Nine months ended June 30, 2013 GAAP earnings	$86,125	$47,803	$65,024	$5,741	$7,466	$212,159

*Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
NINE MONTHS ENDED JUNE 30, 2013

	Exploration &	Pipeline &		Energy	Corporate /
	Production	Storage	Utility	Marketing	All Other	Consolidated*

Nine months ended June 30, 2012 GAAP earnings	$0.89	$0.42	$0.63	$0.06	$0.05	$2.05
Items impacting comparability:
Pennsylvania impact fee	0.05					0.05
Nine months ended June 30, 2012 operating results	0.94	0.42	0.63	0.06	0.05	2.10

Drivers of operating results
Higher (lower) crude oil prices	0.10					0.10
Higher (lower) natural gas prices	(0.25)					(0.25)
Higher (lower) natural gas production	1.02					1.02
Higher (lower) crude oil production	(0.04)					(0.04)
Lower (higher) lease operating and transportation expenses	(0.21)					(0.21)
Lower (higher) depreciation / depletion	(0.32)	0.03			(0.02)	(0.31)

Higher (lower) transportation and storage revenues		0.17				0.17
Higher (lower) gathering and processing revenues					0.10	0.10
Lower (higher) operating expenses	(0.08)	(0.01)	0.02	-	(0.02)	(0.09)
Lower (higher) property, franchise and other taxes	0.01					0.01

Colder weather			0.08			0.08
Higher (lower) usage			0.01			0.01

Higher (lower) margins				0.01		0.01

Higher (lower) AFUDC**		(0.01)				(0.01)

Lower (higher) interest expense	(0.06)		0.02			(0.04)

Lower (higher) income tax expense / effective tax rate	(0.06)	(0.03)	0.02		(0.01)	(0.08)

All other / rounding	(0.03)	-	(0.01)	-	(0.01)	(0.05)

Nine months ended June 30, 2013 GAAP earnings	$1.02	$0.57	$0.77	$0.07	$0.09	$2.52

*Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2013	2012	2013	2012
Operating Revenues	$440,008	$328,861	$1,490,688	$1,313,593

Operating Expenses:
Purchased Gas	95,164	50,160	426,900	390,889
Operation and Maintenance	108,497	93,749	338,533	311,857
Property, Franchise and Other Taxes	21,201	20,432	63,550	70,138
Depreciation, Depletion and Amortization	88,142	74,227	240,503	199,925
	313,004	238,568	1,069,486	972,809

Operating Income	127,004	90,293	421,202	340,784

Other Income (Expense):
Interest Income	317	390	1,844	1,686
Other Income	1,163	1,086	3,666	4,076
Interest Expense on Long-Term Debt	(22,998)	(21,529)	(67,232)	(60,594)
Other Interest Expense	(1,303)	(828)	(2,898)	(2,851)

Income Before Income Taxes	104,183	69,412	356,582	283,101

Income Tax Expense	45,688	26,228	144,423	111,826

Net Income Available for Common Stock	$58,495	$43,184	$212,159	$171,275

Earnings Per Common Share:
Basic	$0.70	$0.52	$2.54	$2.06
Diluted	$0.69	$0.52	$2.52	$2.05

Weighted Average Common Shares:
Used in Basic Calculation	83,557,968	83,227,602	83,481,849	83,068,083
Used in Diluted Calculation	84,325,465	83,674,823	84,242,128	83,690,436

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	September 30,
(Thousands of Dollars)	2013	2012

ASSETS
Property, Plant and Equipment	$7,102,369	$6,615,813
Less - Accumulated Depreciation, Depletion and Amortization	2,088,337	1,876,010
Net Property, Plant and Equipment	5,014,032	4,739,803

Current Assets:
Cash and Temporary Cash Investments	134,582	74,494
Hedging Collateral Deposits	694	364
Receivables - Net	165,047	115,818
Unbilled Utility Revenue	13,643	19,652
Gas Stored Underground	22,180	49,795
Materials and Supplies - at average cost	31,641	28,577
Other Current Assets	46,205	56,121
Deferred Income Taxes	15,148	10,755
Total Current Assets	429,140	355,576

Other Assets:
Recoverable Future Taxes	152,122	150,941
Unamortized Debt Expense	17,227	13,409
Other Regulatory Assets	556,449	546,851
Deferred Charges	8,051	7,591
Other Investments	93,749	86,774
Goodwill	5,476	5,476
Fair Value of Derivative Financial Instruments	65,170	27,616
Other	2,524	1,105
Total Other Assets	900,768	839,763
Total Assets	$6,343,940	$5,935,142

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
Shares; Issued and Outstanding - 83,587,858 Shares
and 83,330,140 Shares, Respectively	$83,588	$83,330
Paid in Capital	686,038	669,501
Earnings Reinvested in the Business	1,426,148	1,306,284
Accumulated Other Comprehensive Loss	(58,609)	(99,020)
Total Comprehensive Shareholders' Equity	2,137,165	1,960,095
Long-Term Debt, Net of Current Portion	1,649,000	1,149,000
Total Capitalization	3,786,165	3,109,095

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	-	171,000
Current Portion of Long-Term Debt	-	250,000
Accounts Payable	77,466	87,985
Amounts Payable to Customers	12,386	19,964
Dividends Payable	31,346	30,416
Interest Payable on Long-Term Debt	18,976	29,491
Customer Advances	246	24,055
Customer Security Deposits	16,830	17,942
Other Accruals and Current Liabilities	109,933	79,099
Fair Value of Derivative Financial Instruments	2,217	24,527
Total Current and Accrued Liabilities	269,400	734,479

Deferred Credits:
Deferred Income Taxes	1,237,727	1,065,757
Taxes Refundable to Customers	65,069	66,392
Unamortized Investment Tax Credit	1,685	2,005
Cost of Removal Regulatory Liability	151,846	139,611
Other Regulatory Liabilities	33,247	21,014
Pension and Other Post-Retirement Liabilities	511,516	516,197
Asset Retirement Obligations	126,879	119,246
Other Deferred Credits	160,406	161,346
Total Deferred Credits	2,288,375	2,091,568
Commitments and Contingencies	-	-
Total Capitalization and Liabilities	$6,343,940	$5,935,142

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended
	June 30,
(Thousands of Dollars)	2013	2012

Operating Activities:
Net Income Available for Common Stock	$212,159	$171,275
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Depreciation, Depletion and Amortization	240,503	199,925
Deferred Income Taxes	141,007	104,948
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(4,314)	(1,511)
Other	19,744	6,618
Change in:
Hedging Collateral Deposits	(330)	16,309
Receivables and Unbilled Utility Revenue	(43,138)	23,008
Gas Stored Underground and Materials and Supplies	24,551	30,853
Unrecovered Purchased Gas Costs	-	(2,100)
Other Current Assets	14,228	18,190
Accounts Payable	11,241	(5,825)
Amounts Payable to Customers	(7,578)	2,242
Customer Advances	(23,809)	(19,328)
Customer Security Deposits	(1,112)	(474)
Other Accruals and Current Liabilities	3,534	17,083
Other Assets	(5,010)	(1,538)
Other Liabilities	5,557	14,080
Net Cash Provided by Operating Activities	$587,233	$573,755

Investing Activities:
Capital Expenditures	$(513,399)	$(809,661)
Other	(3,885)	(1,267)
Net Cash Used in Investing Activities	$(517,284)	$(810,928)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$(171,000)	$30,200
Excess Tax Benefits Associated with Stock-Based Compensation Awards	4,314	1,511
Reduction of Long-Term Debt	(250,000)	(150,000)
Net Proceeds From Issuance of Long-Term Debt	495,415	496,085
Dividends Paid on Common Stock	(91,364)	(88,404)
Net Proceeds From Issuance of Common Stock	2,774	8,168
Net Cash Provided By (Used in) Financing Activities	$(9,861)	$297,560
Net Increase in Cash and Temporary
Cash Investments	60,088	60,387
Cash and Temporary Cash Investments
at Beginning of Period	74,494	80,428
Cash and Temporary Cash Investments
at June 30	$134,582	$140,815

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
EXPLORATION AND PRODUCTION SEGMENT	2013	2012	Variance	2013	2012	Variance
Total Operating Revenues	$195,213	$138,549	$56,664	$518,742	$411,449	$107,293

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	15,716	12,952	2,764	47,089	41,253	5,836
Lease Operating and Transportation Expense	33,717	20,238	13,479	87,275	59,821	27,454
All Other Operation and Maintenance Expense	2,077	1,790	287	9,497	4,865	4,632
Property, Franchise and Other Taxes	4,471	4,264	207	11,904	18,998	(7,094)
Depreciation, Depletion and Amortization	67,213	52,440	14,773	178,282	136,262	42,020
	123,194	91,684	31,510	334,047	261,199	72,848

Operating Income	72,019	46,865	25,154	184,695	150,250	34,445

Other Income (Expense):
Interest Income	315	403	(88)	1,191	1,070	121
Other Interest Expense	(10,443)	(8,372)	(2,071)	(29,180)	(20,864)	(8,316)

Income Before Income Taxes	61,891	38,896	22,995	156,706	130,456	26,250
Income Tax Expense	30,157	16,981	13,176	70,581	56,034	14,547
Net Income	$31,734	$21,915	$9,819	$86,125	$74,422	$11,703

Net Income Per Share (Diluted)	$0.38	$0.26	$0.12	$1.02	$0.89	$0.13

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
PIPELINE AND STORAGE SEGMENT	2013	2012	Variance	2013	2012	Variance
Revenues from External Customers	$43,055	$36,631	$6,424	$132,897	$113,976	$18,921
Intersegment Revenues	21,708	22,076	(368)	68,216	64,434	3,782
Total Operating Revenues	64,763	58,707	6,056	201,113	178,410	22,703

Operating Expenses:
Purchased Gas	(47)	65	(112)	1,048	193	855
Operation and Maintenance	20,269	18,486	1,783	60,142	58,529	1,613
Property, Franchise and Other Taxes	5,464	5,319	145	16,582	16,232	350
Depreciation, Depletion and Amortization	8,810	9,563	(753)	26,158	29,546	(3,388)
	34,496	33,433	1,063	103,930	104,500	(570)

Operating Income	30,267	25,274	4,993	97,183	73,910	23,273

Other Income (Expense):
Interest Income	34	46	(12)	154	137	17
Other Income	151	524	(373)	1,601	2,031	(430)
Other Interest Expense	(6,707)	(6,381)	(326)	(19,542)	(19,279)	(263)

Income Before Income Taxes	23,745	19,463	4,282	79,396	56,799	22,597
Income Tax Expense	9,670	6,836	2,834	31,593	21,371	10,222
Net Income	$14,075	$12,627	$1,448	$47,803	$35,428	$12,375

Net Income Per Share (Diluted)	$0.17	$0.15	$0.02	$0.57	$0.42	$0.15

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
UTILITY SEGMENT	2013	2012	Variance	2013	2012	Variance
Revenues from External Customers	$141,257	$117,240	$24,017	$653,211	$622,836	$30,375
Intersegment Revenues	3,305	2,703	602	14,012	12,643	1,369
Total Operating Revenues	144,562	119,943	24,619	667,223	635,479	31,744

Operating Expenses:
Purchased Gas	63,369	41,628	21,741	337,453	316,877	20,576
Operation and Maintenance	41,065	40,719	346	142,657	144,701	(2,044)
Property, Franchise and Other Taxes	10,515	10,057	458	32,924	32,627	297
Depreciation, Depletion and Amortization	10,791	11,437	(646)	32,036	32,503	(467)
	125,740	103,841	21,899	545,070	526,708	18,362

Operating Income	18,822	16,102	2,720	122,153	108,771	13,382

Other Income (Expense):
Interest Income	42	99	(57)	994	820	174
Other Income	260	(5)	265	701	671	30
Other Interest Expense	(7,175)	(8,110)	935	(22,294)	(24,509)	2,215

Income Before Income Taxes	11,949	8,086	3,863	101,554	85,753	15,801
Income Tax Expense	4,319	2,990	1,329	36,530	33,028	3,502
Net Income	$7,630	$5,096	$2,534	$65,024	$52,725	$12,299

Net Income Per Share (Diluted)	$0.09	$0.06	$0.03	$0.77	$0.63	$0.14

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
ENERGY MARKETING SEGMENT	2013	2012	Variance	2013	2012	Variance
Revenues from External Customers	$59,128	$35,377	$23,751	$182,282	$161,822	$20,460
Intersegment Revenues	446	579	(133)	1,080	1,135	(55)
Total Operating Revenues	59,574	35,956	23,618	183,362	162,957	20,405

Operating Expenses:
Purchased Gas	56,821	33,114	23,707	169,543	150,475	19,068
Operation and Maintenance	1,246	1,347	(101)	4,490	4,920	(430)
Property, Franchise and Other Taxes	10	36	(26)	77	60	17
Depreciation, Depletion and Amortization	31	22	9	76	69	7
	58,108	34,519	23,589	174,186	155,524	18,662

Operating Income	1,466	1,437	29	9,176	7,433	1,743

Other Income (Expense):
Interest Income	40	59	(19)	137	127	10
Other Income	24	25	(1)	52	88	(36)
Other Interest Expense	(8)	(9)	1	(29)	(17)	(12)

Income Before Income Taxes	1,522	1,512	10	9,336	7,631	1,705
Income Tax Expense	559	589	(30)	3,595	2,969	626
Net Income	$963	$923	$40	$5,741	$4,662	$1,079

Net Income Per Share (Diluted)	$0.01	$0.01	$-	$0.07	$0.06	$0.01

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
ALL OTHER	2013	2012	Variance	2013	2012	Variance
Revenues from External Customers	$1,121	$824	$297	$2,898	$2,784	$114
Intersegment Revenues	10,244	4,307	5,937	23,622	10,828	12,794
Total Operating Revenues	11,365	5,131	6,234	26,520	13,612	12,908

Operating Expenses:
Operation and Maintenance	1,606	876	730	4,189	2,794	1,395
Property, Franchise and Other Taxes	199	205	(6)	713	569	144
Depreciation, Depletion and Amortization	1,097	567	530	3,351	959	2,392
	2,902	1,648	1,254	8,253	4,322	3,931

Operating Income	8,463	3,483	4,980	18,267	9,290	8,977

Other Income (Expense):
Interest Income	44	38	6	126	136	(10)
Other Income	(10)	(70)	60	(47)	(220)	173
Other Interest Expense	(648)	(427)	(221)	(1,695)	(1,290)	(405)

Income Before Income Taxes	7,849	3,024	4,825	16,651	7,916	8,735
Income Tax Expense	3,350	209	3,141	7,202	2,359	4,843
Net Income	$4,499	$2,815	$1,684	$9,449	$5,557	$3,892

Net Income Per Share (Diluted)	$0.05	$0.04	$0.01	$0.11	$0.07	$0.04

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
CORPORATE	2013	2012	Variance	2013	2012	Variance
Revenues from External Customers	$234	$240	$(6)	$658	$726	$(68)
Intersegment Revenues	957	780	177	2,462	2,837	(375)
Total Operating Revenues	1,191	1,020	171	3,120	3,563	(443)

Operating Expenses:
Operation and Maintenance	4,482	3,139	1,343	11,442	10,195	1,247
Property, Franchise and Other Taxes	542	551	(9)	1,350	1,652	(302)
Depreciation, Depletion and Amortization	200	198	2	600	586	14
	5,224	3,888	1,336	13,392	12,433	959

Operating Loss	(4,033)	(2,868)	(1,165)	(10,272)	(8,870)	(1,402)

Other Income (Expense):
Interest Income	24,054	22,799	1,255	71,249	65,568	5,681
Other Income	738	612	126	1,359	1,506	(147)
Interest Expense on Long-Term Debt	(22,998)	(21,529)	(1,469)	(67,232)	(60,594)	(6,638)
Other Interest Expense	(534)	(583)	49	(2,165)	(3,064)	899

Loss Before Income Taxes	(2,773)	(1,569)	(1,204)	(7,061)	(5,454)	(1,607)
Income Tax Benefit	(2,367)	(1,377)	(990)	(5,078)	(3,935)	(1,143)
Net Loss	$(406)	$(192)	$(214)	$(1,983)	$(1,519)	$(464)

Net Loss Per Share (Diluted)	$(0.01)	$-	$(0.01)	$(0.02)	$(0.02)	$-

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
INTERSEGMENT ELIMINATIONS	2013	2012	Variance	2013	2012	Variance
Intersegment Revenues	$(36,660)	$(30,445)	$(6,215)	$(109,392)	$(91,877)	$(17,515)

Operating Expenses:
Purchased Gas	(24,979)	(24,647)	(332)	(81,144)	(76,656)	(4,488)
Operation and Maintenance	(11,681)	(5,798)	(5,883)	(28,248)	(15,221)	(13,027)
	(36,660)	(30,445)	(6,215)	(109,392)	(91,877)	(17,515)

Operating Income	-	-	-	-	-	-

Other Income (Expense):
Interest Income	(24,212)	(23,054)	(1,158)	(72,007)	(66,172)	(5,835)
Other Interest Expense	24,212	23,054	1,158	72,007	66,172	5,835

Net Income	$-	$-	$-	$-	$-	$-

Net Income Per Share (Diluted)	$-	$-	$-	$-	$-	$-

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Nine Months Ended
	June 30,					June 30,
	(Unaudited)					(Unaudited)

					Increase					Increase
	2013		2012		(Decrease)	2013		2012		(Decrease)

Capital Expenditures:
Exploration and Production	$124,471	(1)	$189,429	(3)	$(64,958)	$385,009	(1)(2)	$598,560	(3)(4)	$(213,551)
Pipeline and Storage	3,635	(1)	34,032	(3)	(30,397)	41,000	(1)(2)	97,253	(3)(4)	(56,253)
Utility	14,472	(1)	14,518	(3)	(46)	42,968	(1)(2)	39,858	(3)(4)	3,110
Energy Marketing	224		154		70	528		420		108
Total Reportable Segments	142,802		238,133		(95,331)	469,505		736,091		(266,586)
All Other	12,323	(1)	23,151	(3)	(10,828)	34,939	(1)(2)	66,788	(3)(4)	(31,849)
Corporate	76		121		(45)	84		291		(207)
Total Capital Expenditures	$155,201		$261,405		$(106,204)	$504,528		$803,170		$(298,642)

(1)

Capital expenditures for the quarter and nine months ended June 30, 2013 include accounts payable and accrued liabilities related to capital expenditures of $49.1 million, $6.9 million, $0.2 million, and $2.4 million in the Exploration and Production segment, Pipeline and Storage segment, Utility segment and the All Other category, respectively.  These amounts have been excluded from the Consolidated Statement of Cash Flows at June 30, 2013 since they represent non-cash investing activities at that date.

(2)  Capital expenditures for the nine months ended June 30, 2013 exclude capital expenditures of $38.9 million, $12.7 million, $3.2 million and $12.7 million in the Exploration and Production segment, Pipeline and Storage segment, Utility segment and the All Other category, respectively.  These amounts were in accounts payable and accrued liabilities at September 30, 2012 and paid during the nine months ended June 30, 2013.     These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2012 since they represented non-cash investing activities at that date.  These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2013.

(3)   Capital expenditures for the quarter and nine months ended June 30, 2012 include accounts payable and accrued liabilities related to capital expenditures of $92.2 million, $8.6 million, $1.0 million and $16.8 million in the Exploration and Production segment, Pipeline and Storage segment, Utility segment and the All Other category, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at June 30, 2012 since they represented non-cash investing activities at that date.

(4)  Capital expenditures for the nine months ended June 30, 2012 exclude capital expenditures of $103.3 million, $16.4 million, $2.3 million and $3.1 million in the Exploration and Production segment, Pipeline and Storage segment, Utility segment and the All Other category, respectively.  These amounts were in accounts payable and accrued liabilities at September 30, 2011 and paid during the nine months ended June  30, 2012.  These amounts were excluded from the Consolidated Statements of Cash Flows at September  30, 2011 since they represented non-cash investing activities at that date.  These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2012.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended June 30	Normal	2013	2012	Normal (1)	Last Year (1)

Buffalo, NY	912	790	751	(13.4)	5.2
Erie, PA	871	791	751	(9.2)	5.3

Nine Months Ended June 30

Buffalo, NY	6,455	5,971	5,171	(7.5)	15.5
Erie, PA	6,023	5,756	4,875	(4.4)	18.1

(1)	Percents compare actual 2013 degree days to normal degree days and actual 2013 degree days to actual 2012 degree days. Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2013	2012	(Decrease)	2013	2012	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	29,038	16,778	12,260	72,518	43,125	29,393
West Coast	780	1,025	(245)	2,240	2,670	(430)
Total Production	29,818	17,803	12,015	74,758	45,795	28,963

Average Prices (Per Mcf)
Appalachia	$3.97	$2.14	$1.83	$3.58	$2.70	$0.88
West Coast (3)	6.73	5.42	1.31	6.50	6.64	(0.14)
Weighted Average	4.04	2.33	1.71	3.67	2.93	0.74
Weighted Average after Hedging	4.16	4.07	0.09	4.13	4.57	(0.44)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	9	11	(2)	21	29	(8)
West Coast	700	710	(10)	2,093	2,136	(43)
Total Production	709	721	(12)	2,114	2,165	(51)

Average Prices (Per Barrel)
Appalachia	$95.06	$95.43	$(0.37)	$93.18	$94.24	$(1.06)
West Coast	101.05	104.24	(3.19)	102.44	108.56	(6.12)
Weighted Average	100.98	104.11	(3.13)	102.35	108.37	(6.02)
Weighted Average after Hedging	97.90	89.70	8.20	97.88	91.50	6.38

Total Production (Mmcfe)	34,072	22,129	11,943	87,442	58,785	28,657

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.46	$0.59	$(0.13)	$0.54	$0.70	$(0.16)
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.99	$0.91	$0.08	$1.00	$1.02	$(0.02)
Depreciation, Depletion & Amortization per Mcfe (1)	$1.97	$2.37	$(0.40)	$2.04	$2.32	$(0.28)

(1)	Refer to page 16 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.
(2)

Amounts include transportation expense of $0.36 and $0.23 per Mcfe for the three months ended June 30, 2013 and June 30, 2012, respectively.  Amounts include transportation expense of $0.35 and $0.22 per Mcfe for the nine months ended June 30, 2013 and June 30, 2012, respectively.

(3)	Prices reflect revenues from gas produced on the West Coast, including natural gas liquids.

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for the Remaining Three Months of Fiscal 2013

SWAPS	Volume	Average Hedge Price
Oil	0.4 MMBBL	$94.92 / BBL
Gas	19.4 BCF	$4.49 / MCF

Hedging Summary for Fiscal 2014

SWAPS	Volume	Average Hedge Price
Oil	2.0 MMBBL	$100.22 / BBL
Gas	63.8 BCF	$4.28 / MCF

Hedging Summary for Fiscal 2015

SWAPS	Volume	Average Hedge Price
Oil	1.1 MMBBL	$94.95 / BBL
Gas	42.5 BCF	$4.29 / MCF

Hedging Summary for Fiscal 2016

SWAPS	Volume	Average Hedge Price
Oil	0.8 MMBBL	$91.60 / BBL
Gas	38.2 BCF	$4.35 / MCF

Hedging Summary for Fiscal 2017

SWAPS	Volume	Average Hedge Price
Oil	0.2 MMBBL	$91.50 / BBL
Gas	38.8 BCF	$4.45 / MCF

Hedging Summary for Fiscal 2018

SWAPS	Volume	Average Hedge Price
Oil	0.05 MMBBL	$91.00 / BBL
Gas	5.3 BCF	$4.81 / MCF

Gross Wells in Process of Drilling
Nine Months Ended June 30, 2013
			Total
	East	West	Company
Wells in Process - Beginning of Period
Exploratory	1.000	1.000	2.000
Developmental	82.000	0.000	82.000
Wells Commenced
Exploratory	0.000	4.000	4.000
Developmental	33.000	69.000	102.000
Wells Completed
Exploratory	0.000	5.000	5.000
Developmental	34.000	67.000	101.000
Wells Plugged & Abandoned
Exploratory	1.000	0.000	1.000
Developmental	0.000	0.000	0.000
Wells in Process - End of Period
Exploratory	0.000	0.000	0.000
Developmental	81.000	2.000	83.000

Net Wells in Process of Drilling
Nine Months Ended June 30, 2013
			Total
	East	West	Company
Wells in Process - Beginning of Period
Exploratory	1.000	0.125	1.125
Developmental	59.500	0.000	59.500
Wells Commenced
Exploratory	0.000	0.500	0.500
Developmental	33.000	68.996	101.996
Wells Completed
Exploratory	0.000	0.625	0.625
Developmental	31.500	66.996	98.496
Wells Plugged & Abandoned
Exploratory	1.000	0.000	1.000
Developmental	0.000	0.000	0.000
Wells in Process - End of Period
Exploratory	0.000	0.000	0.000
Developmental	61.000	2.000	63.000

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Updated Fiscal 2014 Financial & Operating Guidance

Guidance

Total Production (Bcfe)	134 - 146

Production by Division (Bcfe)
East	114 - 124
West	20 - 22

Cost and Expenses $ per Mcfe
Lease Operating and Transportation Expenses	$0.90 - $1.10
Depreciation, Depletion and Amortization	$1.95 - $2.05
Other Taxes	$0.10 - $0.20
General and Administrative	$0.45 - $0.50

Other Operating Expenses (in millions)	$8 - $10

Capital Investment by Division (in millions)

East Division	$460 - $520
West Division	$90 - $130
Exploration & Production Segment Total	$550 - $650

Updated Pricing Guidance for Fiscal 2014

Guidance Based on Average Crude Oil NYMEX Price ($/Bbl) (without hedges) of $90.00

Forecast price differentials
West	$0.00 to +$10.00

Guidance Based on Average Natural Gas NYMEX Price ($/MMBtu) (without hedges) of $4.00

Forecast price differentials
East	-$0.10 to -$0.20
West	+$0.80 to +$0.90

Earnings per share sensitivity to changes from prices used in guidance* ^

$0.50 change per MMBtu gas				$5 change per Bbl oil
Increase		Decrease		Increase		Decrease

+$	0.20	-$	0.20	+$	0.03	-$	0.03

*    Please refer to forward looking statement footnote beginning at page 7 of document.

^  This sensitivity table is current as of August 8, 2013 and only considers revenue from the Exploration and Production segment's crude oil and natural gas sales.  This revenue is based upon pricing used in the Company's earnings forecast.  For its fiscal 2014 earnings forecast, the Company is utilizing flat NYMEX equivalent commodity pricing, exclusive of basis differential, of $4.00 per MMBtu for natural gas and $90 per Bbl for crude oil.  The sensitivities will become obsolete with the passage of time, changes in Seneca's production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of hedge contracts at their maturity.

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2013	2012	(Decrease)	2013	2012	(Decrease)
Firm Transportation - Affiliated	15,177	17,507	(2,330)	86,638	81,174	5,464
Firm Transportation - Non-Affiliated	113,844	62,414	51,430	340,571	200,405	140,166
Interruptible Transportation	540	247	293	2,506	1,511	995
	129,561	80,168	49,393	429,715	283,090	146,625

Utility Throughput - (MMcf)
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2013	2012	(Decrease)	2013	2012	(Decrease)
Retail Sales:
Residential Sales	8,600	7,543	1,057	49,124	43,476	5,648
Commercial Sales	1,187	954	233	7,025	6,109	916
Industrial Sales	113	168	(55)	820	456	364
	9,900	8,665	1,235	56,969	50,041	6,928
Off-System Sales	-	-	-	6,716	9,544	(2,828)
Transportation	13,282	12,016	1,266	59,536	51,663	7,873
	23,182	20,681	2,501	123,221	111,248	11,973

Energy Marketing Volumes
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2013	2012	(Decrease)	2013	2012	(Decrease)
Natural Gas (MMcf)	12,508	10,818	1,690	40,266	38,857	1,409

Page 25.

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

ADJUSTED EBITDA

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted EBITDA, which is a non-GAAP financial measure.  The Company believes that this non-GAAP financial measure is useful to investors because it provides an alternative method for assessing the Company's ongoing operating results.  The Company's management uses this non-GAAP financial measure for the same purpose, and for planning and forecasting purposes.  The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted EBITDA as reported GAAP earnings before the following items:  interest expense, depreciation, depletion and amortization, interest and other income, impairments, items impacting comparability and income taxes.  Management believes Adjusted EBITDA is an important measure of the Company’s cash flow and liquidity, and a key measure for comparing the Company’s financial performance to other companies.

The following tables reconcile National Fuel's net income to Adjusted EBITDA for the three and nine months ended June 30, 2013:

	Three Months		Nine Months
	Ended June 30,		Ended June 30,
	2013	2012	2013	2012
(in thousands)
Reported GAAP Earnings	$58,495	$43,184	$212,159	$171,275
Depreciation, Depletion and Amortization	88,142	74,227	240,503	199,925
Interest and Other Income	(1,480)	(1,476)	(5,510)	(5,762)
Interest Expense	24,301	22,357	70,130	63,445
Income Taxes	45,688	26,228	144,423	111,826
Pennsylvania Impact Fee	-	-	-	6,206
Adjusted EBITDA	$215,146	$164,520	$661,705	$546,915

Page 26.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended June 30 (unaudited)	2013	2012

Operating Revenues	$440,008,000	$328,861,000

Net Income Available for Common Stock	$58,495,000	$43,184,000

Earnings Per Common Share:
Basic	$0.70	$0.52
Diluted	$0.69	$0.52

Weighted Average Common Shares:
Used in Basic Calculation	83,557,968	83,227,602
Used in Diluted Calculation	84,325,465	83,674,823

Nine Months Ended June 30 (unaudited)

Operating Revenues	$1,490,688,000	$1,313,593,000

Net Income Available for Common Stock	$212,159,000	$171,275,000

Earnings Per Common Share:
Basic	$2.54	$2.06
Diluted	$2.52	$2.05

Weighted Average Common Shares:
Used in Basic Calculation	83,481,849	83,068,083
Used in Diluted Calculation	84,242,128	83,690,436

Twelve Months Ended June 30 (unaudited)

Operating Revenues	$1,803,948,000	$1,599,626,000

Net Income Available for Common Stock	$260,961,000	$208,631,000

Earnings Per Common Share:
Basic	$3.13	$2.51
Diluted	$3.10	$2.49

Weighted Average Common Shares:
Used in Basic Calculation	83,437,479	82,986,564
Used in Diluted Calculation	84,147,383	83,717,869